Exhibit 10.1

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Tenure Detail

	Tenure Number ID	508442	View Tenure
	Tenure Type	Mineral (M)
	Tenure Sub Type	Claim (C)
	Title Type	Mineral Cell Title Submission (MCX)
Mining Division
	Good To Date	2006/SEP/09
	Issue Date	2005/MAR/09
Termination Type
Termination Comments
Termination Date
Tag Number
	Claim Name	Copper Creek
Old Tenure Code
	Area in Hectares	506.033

Map Numbers:
092F

	Tenure Events:	Submitter	Event	Effective Date
	103216	LLOYD CHRISTOPHER BREWER	CEXT Claim Registration (Acquisition)(4021183)	2005/MAR/09
	103216	LLOYD CHRISTOPHER BREWER	CIL Payment instead of Work (4023689)	2006/MAR/08
	103216	LLOYD CHRISTOPHER BREWER	BSLI Transfer of Ownership (Bill of Sale Initiation)(4077506)	2006/APR/04
	103216	LLOYD CHRISTOPHER BREWER	Transfer of Ownership (Bill of Sale Completion)(4081255)	2006/APR/27